Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS'


We consent to incorporation by reference in the registration statement on Form S-8 of U.S. Telesis Holdings, Inc. of our report dated February 24, 2003, relating to the Balance Sheet of U.S. Telesis Holdings, Inc. as of December 31, 2002, and its related Statements of Operations and Accumulated Deficit and Cash Flows for each of the years in the two-year period ended December 31, 2002, which report appears in the registration statement filed on Form 10-SB.



/s/ BP Professional Group, LLP
------------------------------

Farmingdale, New York
September 12, 2003


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